Exhibit 4.1

FORM OF RESALE AND REGISTRATION RIGHTS AGREEMENT

THIS RESALE AND REGISTRATION RIGHTS AGREEMENT, dated as of [—] (this “Agreement”), is by and between Diamond S Shipping, Inc., a corporation organized under the Laws of the Republic of the Marshall Islands (together with its successors and permitted assigns, the “Company”), and each Person signing this Agreement as a “Shareholder” on the signature page hereto (on its own behalf) (each such Person, together with its successors and permitted assigns, a “Shareholder” and collectively, the “Shareholders”) (the Shareholders, together with the Company, the “Parties” and each, a “Party”).

RECITALS

A.          The Company is a newly formed corporation with shares of common stock, par value $0.001 per share (the “Common Shares”), listed or to be listed on a national securities exchange pursuant to a Transaction Agreement, dated November 27, 2018, among DSS Holdings L.P., Capital Product Partners L.P. and the other parties named therein (the “Transaction Agreement”).

B.           The Parties desire to enter into this Agreement to set forth certain rights and obligations of the Company and the Shareholders following the Effective Date (as defined below) with respect to the Common Shares that the parent of the Company will distribute, or the Company will issue, to the Shareholders in accordance with the Transaction Agreement (collectively, the “Shares”).

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           DEFINITIONS

1.1       Defined Terms. The following terms have the meanings indicated when used in this Agreement with initial capital letters:

“Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act, and “Affiliated” will have a correlative meaning. For this purpose, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks in New York, New York, USA, are required or authorized to close.

“CFC” has the meaning set forth in Section 2.5.

“Closing” has the meaning set forth in the Transaction Agreement.

“CMTC Holders” means, collectively, Capital Maritime & Trading Corp. and its Affiliates, including Capital GP L.L.C. and Crude Carriers Investment Corp.

“Common Shares” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Controlling Person” has the meaning set forth in Section 4(a).

“Covered Person” has the meaning set forth in Section 4(a).

“Demand Registration” has the meaning set forth in Section 3.1(d)(i).

“Demand Shareholders” means any of the CMTC Holders, the First Reserve Investors or the WL Ross Investors.

“Effective Date” has the meaning set forth in Section 5.1(a).

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“First Reserve Investors” means the Persons designated as such on the signature pages hereto and their Affiliates.

“Governmental Entity” means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) governmental or quasi-governmental agency, taxing authority and any court or other tribunal (foreign, federal, state or local), or (c) Person or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Holdback Agreement” has the meaning set forth in Section 3.3(a).

“Holdback Period” has the meaning set forth in Section 3.3(a).

“Initial Lock-Up Period” has the meaning set forth in Section 2.1(a)(i).

“Law” means any statute, rule or other legal requirement, including the common law or any Order.

“Lock-Up Periods” has the meaning set forth in Section 2.1(a)(ii).

“Lock-Up Shares” has the meaning set forth in Section 2.1(a)(iii).

“Maximum Offering Size” means, in the opinion of the sole or managing underwriter of a particular Underwritten Public Offering, the number of Common Shares that can be sold in such offering without substantially adversely affecting the distribution of the securities being offered, the price that will be paid for such securities in such offering or the marketability of such offering.

“Mergers” has the meaning set forth in the Transaction Agreement.

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“Non-Requesting Holder” means the Shareholders holding Registrable Securities other than the Requesting Holder.

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any court or other Governmental Entity.

“Other Shareholders” means all the Shareholders that are not Specified Shareholders.

“Ownership Percentage” means a Shareholder’s, or group of Shareholders’, aggregate number of Common Shares divided by the total number of outstanding Common Shares.

“Party” has the meaning set forth in the Preamble.

“Permitted Holders” means each of the WL Ross Investors and the First Reserve Investors.

“Person” means an individual, corporation, partnership, limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Entity.

“PFIC” has the meaning set forth in Section 2.5.

“Piggyback Registration” has the meaning set forth in Section 3.8.

“Pro Rata Portion” means, in respect of a Specified Shareholder, a fraction the numerator of which is the amount of Shares held by such Specified Shareholder and the denominator of which is the total amount of Shares held by all Specified Shareholders, in each case, as of the date hereof.

“Registrable Securities” means (a) all Shares and (b) any equity securities issued or issuable directly or indirectly with respect to the Shares by way of share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that such securities will no longer be Registrable Securities when such securities (i) have been sold or transferred pursuant to a Registration Statement, (ii) have been transferred in compliance with Rule 144 under the Securities Act, (iii) are transferable by a Person who is not an Affiliate of the Company pursuant to Rule 144 without any volume or manner of sale restrictions thereunder (subject to Section 3.1(i) with respect to the CMTC Holders), or (iv) have ceased to be outstanding.

“Registration” means a Demand Registration or a Piggyback Registration.

“Registration Expenses” has the meaning set forth in Section 3.6.

“Registration Request” has the meaning set forth in Section 3.1(d)(i).

“Registration Statement” means a registration statement filed or to be filed by the Company as required under this Agreement, as amended or supplemented.

“Requesting Holder” has the meaning set forth in Section 3.1(d)(i).

“Restricted Shares” means the Common Shares issuable in the Mergers.

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“Rule 144” means Rule 144 under the Securities Act or any successor rule or regulation permitting the resale without registration of restricted securities.

“Rule 144A” means Rule 144A under the Securities Act or any successor rule or regulation permitting the resale without registration of restricted securities.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” has the meaning set forth in Section 3.6.

“Shareholder” has the meaning set forth in the Preamble.

“Shares” has the meaning set forth in the Recitals.

“Shelf Registration” has the meaning set forth in Section 3.1(a).

“Specified Shareholders” means the WL Ross Investors and the First Reserve Investors.

“Subsequent Lock-Up Period” has the meaning set forth in Section 2.1(a)(ii).

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which such Person (or another Subsidiary of such Person) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity, or (c) a general or managing partnership interest in such entity.

“Suspension Period” has the meaning set forth in Section 3.2.

“Transactions” has the meaning set forth in the Transaction Agreement.

“Transfer” means (a) the sale, pledge or grant of any option to purchase, the agreement to sell, pledge or grant any option to purchase or any other disposal of or agreement to dispose, directly or indirectly, or the establishment or increase of a put equivalent position or the liquidation or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, (b) the entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership, in cash or otherwise, or (c) the public announcement of any intention to effect any transaction specified in clause (a) or (b) (and to “Transfer” will have a correlative meaning).

“Underwritten Public Offering” means a sale of any Common Shares to an underwriter or underwriters for reoffering to the public.

“Voting Securities” means any securities, including Common Shares, of the Company or its successor having the power generally to vote in the election of members of the Board or the equivalent of its successor.

“WL Ross Investors” means the Persons designated as such on the signature page hereto and their Affiliates.

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2.           LIMITATIONS ON RESALES AND TRANSFERS

2.1         Limitations Applicable to The Specified Shareholders. (a) Lock-Up Periods. (i) Each Specified Shareholder agrees that, except in accordance with this Agreement, for 180 days following the Closing (the “Initial Lock-Up Period”), it will not Transfer any of its Shares.

(ii)       Each Specified Shareholder further agrees, that except in accordance with this Agreement, for 180 days following the expiration of the Initial Lock-Up Period (the “Subsequent Lock-Up Period” and, together with the Initial Lock-Up Period, the “Lock-Up Periods”), it will not Transfer any of its Shares in an amount that exceeds its Pro Rata Portion of the greater of (A) 25.0% of the outstanding Common Shares at 11.59 p.m., New York time, on the last day of the Initial Lock-Up Period and (B) 20.0% of total reported trading volume of Common Shares on the New York Stock Exchange during the prior 180-day period.

(iii)       The Shares subject to the Transfer restrictions set forth in clauses (ii) and (iii) above are hereinafter referred to as the “Lock-Up Shares.”

(iv)       Each Specified Shareholder hereby authorizes the Company during the Lock-Up Periods to cause the Company’s transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, the Lock-Up Shares for which such Specified Shareholder is the record holder and, in the case of the Lock-Up Shares for which such Specified Shareholder is the beneficial holder but not the record holder, agrees during the Lock-Up Periods to cause the record holder to authorize the Company to cause the Company’s transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Lock-Up Shares.

(v)       Notwithstanding the Transfer restrictions set forth in clause (i) and clause (ii) above, a Specified Shareholder may Transfer Lock-Up Shares to one or more Affiliates, provided that any such transferee pursuant to this clause (v) executes and delivers to the Company a Joinder to the Resale and Registration Rights Agreement in the form attached hereto as Exhibit A, and will thereafter be a “Specified Shareholder” for purposes of this Agreement with the same rights and subject to the same limitations hereunder as the transferor.

(b)         Limitations Applicable to the Specified Shareholders After the Expiration of the Lock-up Periods. Subject to Section 2.3, following the expiration of the Initial Lock-Up Period, each Specified Shareholder may Transfer any and all its Shares that are not subject to the Transfer restrictions set forth in Section 2.1(a)(ii) and, following the expiration of the Subsequent Lock-Up Period, each Specified Shareholder may Transfer any and all of its Shares, in each case in any manner permitted under applicable securities Laws.

2.2         Resales and Transfers by Other Shareholders. Subject to Sections 2.3 and 2.4, no Other Shareholder is subject to any Transfer restrictions under Article 2 of this Agreement. This Section 2.2 does not affect the limitations imposed by Law on any holder of Registrable Securities.

2.3         Absence of Default. (a) Notwithstanding anything herein to the contrary, none of the Permitted Holders will knowingly (after reasonable inquiry, including of the Company) Transfer any Common Shares to the extent that such Transfer results, or would reasonably be expected to result, in (with or without due notice or lapse of time or both) a default under or violation or breach of any credit facility to which the Company or any of its Subsidiaries or equity investees is party as at the Effective Date or the cancellation or acceleration of any indebtedness thereunder.

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(b)         Upon written notice of one or more Permitted Holders that they intend to Transfer Common Shares in such amount as would result, or as would reasonably be expected to result, in such a default, violation, breach, cancellation or acceleration, the Company agrees to use its commercially reasonable efforts to seek any required consent or amendment under its financing arrangements or the financing arrangements of its Subsidiaries or equity investees to ensure that a proposed Transfer of Common Shares does not cause such default, violation, breach, cancellation or acceleration, it being understood that any consent or amendment fee to lenders under such financing arrangements in connection with such proposed Transfer will be the liability of the Company.

2.4         Legends; Securities Act Compliance. (a) Restricted Shares. Each holder of Restricted Shares acknowledges and agrees to make and comply in all material respects with the representations, warranties and covenants contained in Section 5.18 of the Transaction Agreement for the benefit of the Company.

(b)         Legend Removal. At the request of a holder of Registrable Securities, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company, the Company will promptly cause any legend set forth in Section 5.18(c) of the Transaction Agreement or any notation of transfer restrictions applicable to book-entry securities to be removed.

2.5         Certain Tax Matters. (a) The Company will provide all information with respect to the Company and its Subsidiaries which is requested by any Shareholder to enable such Shareholder (or its direct or indirect owners) to comply with its income tax reporting obligations, including rules relating to “controlled foreign corporations” (each a “CFC”) and “passive foreign investment companies” (each, a “PFIC”). Such assistance will include providing information to enable such Shareholder (or its direct or indirect owners) to comply with their obligations under Sections 1248, 6038, 6038B, 6038D, 6046 and 6046A of the Code, including information relating to earnings and profits as computed for U.S. federal income tax purposes. The Company will use its reasonable best efforts to determine annually if it or any entity in which it owns an interest that is treated as a corporation for U.S. federal income tax purposes is a CFC or PFIC, and if the Company or the Shareholder determines that any such entity is a PFIC, the Company will permit such Shareholder (or its direct or indirect owners) to make a “qualified electing fund” election (including a protective election) with respect to its interest in such entity pursuant to Section 1295 of the Code, and will cause to be furnished to such Shareholder no later than 60 days following the end of the Company’s taxable year the relevant PFIC annual information statement pursuant to U.S. Treasury Regulation Section 1.1295-1(g).

(b)         In addition to the foregoing covenants set forth in Section 2.5(a), the Company (i) will not take any action that would cause the Company not to be classified as a corporation for U.S. federal income tax purposes and (ii) will use commercially reasonable efforts to not take any action that would cause the Company to become a PFIC; provided, however, that the foregoing covenants under clauses (i) and (ii) of this sentence will not require the Company or any of its Subsidiaries to incur any significant additional cost or expense, or to forego any significant benefit, not expressly provided for in this Agreement.

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3.           REGISTRATION RIGHTS

3.1         Registration. (a) Initial Filing. The Company will use its reasonable best efforts to file with the SEC and have declared effective, as soon as reasonably practicable after the Effective Date, a resale shelf registration statement on an appropriate form (the “Shelf Registration”) registering all Registrable Securities for resale; provided that the Company will not include any Lock-Up Shares that remain subject to an applicable Lock-Up Period until the Business Day following expiration of such Lock-Up Period, and the Company will use its reasonable best efforts to file with the SEC a post-effective amendment to such Shelf Registration to include such additional Registrable Securities. The “Plan of Distribution” section of such Shelf Registration will provide for all permitted means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, bought deals, block trades, sales in connection with hedging transactions, direct sales, transactions on an agency basis, open market sales, and purchases or sales by brokers.

(b)         Effectiveness of Shelf Registration. The Company will use its reasonable best efforts to keep the Shelf Registration continuously effective, subject to Section 3.2, until the earlier of (i) the date on which each of the Shareholders has completed the sale of all of its Registrable Securities and (ii), with respect to each Shareholder, subject to Section 3.1(i) insofar as the CMTC Holders are concerned, the date on which the Registrable Securities held by such Shareholder can be sold freely without volume and manner of sale limitations pursuant to Rule 144. If the Company files a post-effective amendment to the Shelf Registration and such amendment is not automatically effective, the Company will use its reasonable best efforts to cause the SEC to declare such post-effective amendment effective as soon as possible thereafter.

(c)         Short-Form Shelf Registration. Commencing 12 calendar months after the Common Shares have been registered under the Exchange Act, the Company will use its reasonable best efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a Registration Statement on Form S-3 (or Form F-3, as applicable) or any successor form thereto.

(d)         Use of Shelf Registration. The Shareholders will have the right to use the Shelf Registration as follows:

(i)       Requests for Shelf Takedowns. Subject to the terms and conditions of Sections 3.1 to 3.7, each Demand Shareholder (each, a “Requesting Holder”) will have the right to use the Shelf Registration to conduct Underwritten Public Offerings of all or a portion of its Registrable Securities not otherwise subject to transfer restrictions hereunder (each such Underwritten Public Offering is referred to as a “Demand Registration”). The Requesting Holder will deliver a written notice of its request for the Company to effect an Underwritten Public Offering in accordance with Section 5.3 identifying the Requesting Holder and specifying the number of Shares to be included in such Underwritten Public Offering (the “Registration Request”). Subject to the terms and conditions of Sections 3.1 to 3.7, the Company will give prompt written notice of such Registration Request to the Non-Requesting Holders (which notice will state that the material terms of such proposed Demand Registration, to the extent known, as well as the identity of the Requesting Holder, are available upon request). The Non-Requesting Holders must respond in writing within five Business Days of receipt of such notice in order to participate in such Demand Registration.

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(ii)       Brokered Transactions. Each Other Shareholder will have the right to use the Shelf Registration to sell or otherwise transfer all or a portion of its Registrable Securities in an unrestricted number of brokered transactions without any limitation on the size of the transaction.

(e)         Conditions to Demand Registrations. (i) The Company will not be obligated to effect a Demand Registration pursuant to Section 3.1(d)(i) unless the aggregate net proceeds expected to be received from the sale of the Registrable Securities in such offering (including the aggregate net proceeds to the Requesting Holder and Non-Requesting Holders, if applicable) equals at least the lesser of (A) $20,000,000 and (B) the value of all remaining Registrable Securities held by the Requesting Holder at the time of the Registration Request.

(ii)       Unless otherwise approved by the Board, neither the Requesting Holder nor the Non-Requesting Holders, as the case may be, will be entitled to a Demand Registration within 120 days after the closing of another Underwritten Public Offering.

(iii)       Once during each one-year period beginning on the one-year anniversary of the Effective Date, the Company will have the right to postpone effecting a Demand Registration in order to conduct an offering of its Common Shares for its own account; provided that (A) the Company must notify the Requesting Holder and any Non-Requesting Holders that requested participation in the Demand Registration of the postponement within five Business Days of the Company’s receipt of the Requesting Holder’s Registration Request and (B) the Company will use its commercially reasonable efforts to effect such Demand Registration as soon as practicable after notifying the Requesting Holder and such Non-Requesting Holders of the postponement and in any event within 45 days of the date on which the Company notified the Requesting Holder of the postponement. If the Company preempts a Demand Registration in accordance with this clause (iii), the related request to be included in such registration will be automatically withdrawn and will not count as a Demand Registration. Each offering conducted pursuant this clause (iii) will be subject to Section 3.8.

(f)         Number of Demand Registrations. (i) Subject to the limitations contained herein, the Specified Shareholders (considered together) may not participate in (A) more than eight Demand Registrations prior to the fifth anniversary of the expiration of the First Lock-Up Period, (B) more than one Demand Registration prior to the first anniversary of the expiration of the First Lock-Up Period (it being understood that the Specified Shareholders cannot participate in any Demand Registration during the First Lock-Up Period), and (C) more than two Demand Registrations during each one-year period beginning on (and including) the first anniversary of the expiration of the First Lock-Up Period.

(ii)       A registration undertaken by the Company will not count as a Demand Registration if (A) the Specified Shareholder withdraws its request to be included in such Demand Registration in accordance with Section 3.1(h) and promptly reimburses the Company for incremental reasonable out-of-pocket expenses incurred by the Company in connection with preparing for the registration and sale of the Registrable Securities withdrawn, (B) such Specified Shareholder withdraws its request upon the determination of the Board to delay the use or effectiveness of any Shelf Registration pursuant to Section 3.2, or (C) a Registration Request was automatically withdrawn pursuant to Section 3.1(e)(iii).

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(g)         Priority. In connection with any Demand Registration, if the sole or managing underwriter of the offering advises the Company that in its opinion the number of Common Shares proposed to be included in the offering exceeds the Maximum Offering Size, the Company will include in such offering (i) first, the number of Registrable Securities that the Shareholders propose to sell and (ii) second, the number of other securities proposed to be included therein by any other Persons among such Persons in such manner as they may agree. If the sole or managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering will be allocated among the respective participating Shareholders pro rata on the basis of the number of Registrable Securities initially requested to be sold by each such participating Shareholder.

(h)         Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a Demand Registration will have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for inclusion in such Demand Registration by giving written notice to such effect to the Company at least two Business Days prior to the public announcement thereof. In the event of any such withdrawal, the Company will not include such Registrable Securities in the applicable Demand Registration. No such withdrawal will affect the obligations of the Company with respect to the Registrable Securities not so withdrawn. If a Shareholder withdraws its notification or direction to the Company to include any of its Registrable Securities in the Demand Registration in accordance with this Section 3.1(h), such Shareholder will be required to promptly reimburse the Company for incremental reasonable out-of-pocket expenses incurred by the Company in connection with preparing for the sale of the Registrable Securities withdrawn.

(i)           CMTC Holders. Notwithstanding anything herein to the contrary, the CMTC Holders’ rights pursuant to this Agreement will terminate 90 days after all director nominees designated by the CMTC Holders pursuant to the Transaction Agreement are no longer directors of the Company unless, on such 90th day, the CMTC Holders notify in good faith to the Company that the CMTC Holders are considered, or reasonably could be considered, “affiliates” of the Company for purposes of Rule 144, in which case the CMTC Holders will continue to have the right to use the Shelf Registration for so long as the CMTC Holders determine in good faith that the CMTC Holders continue to be considered, or reasonably could be considered, “affiliates” of the Company for purposes of Rule 144.

3.2         Suspension Periods. (a) The Company may delay or suspend the use by any Shareholder of the Shelf Registration or the effectiveness of any Registration Statement contemplated by this Agreement (including by withdrawing such Registration Statement or declining to amend it or by taking other actions otherwise required hereunder with regard thereto), by delivering a certificate to each Shareholder holding Registrable Securities certifying that the Company has elected to impose a Suspension Period (as defined below) pursuant to this Section 3.2 and specifying the period. The Company will be entitled to impose a Suspension Period only if the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, in his or her good faith judgment, believes that the use or effectiveness of such Registration Statement would require the Company to make public disclosure of material non-public information (i) the failure of which to be disclosed in the Registration Statement would constitute a material misstatement or omission, (ii) the disclosure of which would not be required at such time but for the filing or effectiveness of the Registration Statement, and (iii) the Company has a bona fide business purpose for not disclosing such information publicly. Any period during which the Company has delayed or suspended the use of Shelf Registration or any other matters referenced above pursuant to this Section 3.2 is herein called a “Suspension Period,” and will be for a reasonable time specified in the aforementioned certificate but in no event will the number of days covered by any one or more Suspension Periods exceed 60 days in the aggregate during any rolling period of 180 days; provided that, during the period beginning on (and including) the Effective Date and ending one year after the date on which the First Lock-Up Period expires, in no event will the number of days covered by any one or more Suspension Periods exceed 30 days in the aggregate during any rolling period of 180 days. The Company will not be obligated under this Agreement to disclose any information with respect to the Suspension Period (including the reason therefor) other than to provide the certificate referenced above. Each Shareholder acknowledges that the existence of a Suspension Period may constitute material, non-public information about the Company or its securities and, accordingly, hereby agrees to keep confidential the existence of each Suspension Period, including any such certificate and the receipt thereof, and, for the duration of each Suspension Period, to refrain from making any offers, sales or purchases of Common Shares and any other securities of the Company, directly or indirectly, including through others or by means of any short sale or derivative transaction (or from directing any other Person to make such offers, sales or purchases or to refrain from doing so).

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(b)         Notwithstanding anything to the contrary herein, the Company also will not be required to effect any Underwritten Public Offering, and no Shareholder holding Registrable Securities will have the right to use or sell securities pursuant to any Registration Statement, pursuant to this Agreement during any period beginning on the fifteenth day of the last month of each fiscal quarter and ending at the opening of regular session trading on the New York Stock Exchange on the trading day after the day on which the Company releases its earnings for that fiscal period.

3.3         Holdback Agreements. (a) Subject to Section 3.3(b), if and to the extent requested in writing by the sole or managing underwriter in connection with any Underwritten Public Offering, both the Company and each Shareholder holding an Ownership Percentage of 5% or more will agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any Common Shares (except as part of such Underwritten Public Offering) during the period (each such period, a “Holdback Period”) beginning ten days prior to the launch of the Underwritten Public Offering and ending no later than the earlier of (i) 90 days following the closing date of such offering and (ii) such day (if any) as the Company or such Shareholder, as applicable, and the sole or managing underwriter for such offering may agree to designate for this purpose (such agreement, a “Holdback Agreement”).

(b)         Neither the Company, nor the Shareholders will be obligated to enter into a Holdback Agreement unless the Company’s directors and executive officers (including, but not limited to, any executive officer that is deemed an officer for purposes of Section 16 of the Exchange Act) and each other Shareholder holding an Ownership Percentage of 5% or more, if any, enter into agreements substantially similar to such Holdback Agreement.

3.4         Registration Procedures. In connection with any Shelf Registration or Underwritten Public Offering, subject to the terms and conditions of this Agreement, the following will apply:

(a)         Prior to filing a Registration Statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference, as applicable), the Company will, if requested, furnish to each Shareholder holding Registrable Securities included or to be included in such Shelf Registration or Underwritten Public Offering and each underwriter copies of the Registration Statement, prospectus, amendment or supplement as proposed to be filed, which documents will be subject to review of such Shareholder and underwriter, and will keep such Shareholder reasonably informed as to the registration process.

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(b)       The Company will prepare and file with the SEC or other Governmental Entity having jurisdiction such amendments and supplements to the Registration Statement as may be necessary to keep such Registration Statement effective continuously for the period referred to in Section 3.1(b).

(c)       The Company will furnish such number of copies, without charge, of the Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (including any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents to each Shareholder holding Registrable Securities included or to be included in such Shelf Registration or Underwritten Public Offering as such Shareholder may reasonably request, including in order to facilitate the disposition of its Registrable Securities.

(d)       The Company will register or qualify the Registrable Securities included or to be included in such Shelf Registration or Underwritten Public Offering under such other securities or blue sky Laws of such jurisdictions as the Shareholder holding such Registrable Securities reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such Shareholder to consummate the disposition in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction).

(e)       The Company will notify each Shareholder holding Registrable Securities included or to be included in the Shelf Registration or Underwritten Public Offering, at any time when the prospectus is required to be delivered in connection with such Shelf Registration or Underwritten Public Offering, upon discovery that, or upon the discovery of the happening of any event as a result of which, such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such Shareholder a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

(f)       The Company will notify each Shareholder holding Registrable Securities included or to be included in the Shelf Registration or Underwritten Public Offering (i) when the Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other Governmental Entity for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the SEC or other Governmental Entity of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes.

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(g)         The Company will cause all Registrable Securities to be listed on each securities exchange on which Common Shares are then listed.

(h)         The Company will provide a transfer agent and registrar for all Registrable Securities not later than the effective date of the Shelf Registration.

(i)         The Company will make available for inspection by each Shareholder selling Registrable Securities in such Shelf Registration or Underwritten Public Offering and its counsel, any underwriter participating in any such disposition and any attorney, accountant or other agent retained by such Shareholder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by such Shareholder, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it will be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing.

(j)         Upon the closing of each Underwritten Public Offering, the Company will use its reasonable best efforts to furnish to each underwriter a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the sole or managing underwriter reasonably requests.

(k)         In connection with any Underwritten Public Offering, the Company will cause appropriate officers of the Company to (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(l)          In connection with any Underwritten Public Offering, the Requesting Holder will have the right to select one or more investment banking firms to act as the managing underwriter(s) in connection with such offering, subject to the approval of the other Shareholders holding Registrable Securities participating in such offering (which approval will not be unreasonably withheld, conditioned or delayed) and the Company (which approval will not be unreasonably withheld, conditioned or delayed).

(m)        In connection with any Underwritten Public Offering, the Company will enter into customary agreements (including an underwriting agreement in customary form) and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Public Offering, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

3.5         Provision of Information. As a condition to participating in any Shelf Registration or Underwritten Public Offering, each Shareholder holding Registrable Securities will furnish to the Company such information regarding the Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

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3.6         Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and counsel (limited to one law firm) for all of the relevant shareholders of the Company and all independent certified public accountants and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company. The Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and, if applicable, the expenses and fees for listing the securities to be registered on each securities exchange on which Common Shares issued by the Company are then listed. Each Shareholder participating in an Underwritten Public Offering, Demand Registration or brokered transaction will pay all underwriting discounts, selling commissions and transfer taxes applicable to the sale of its Shares thereunder (collectively, “Selling Expenses”), the fees and expenses of counsel beyond the one law firm paid for by the Company and any other Registration Expenses required by Law to be paid by such Shareholder pro rata on the basis of the amount of proceeds from the sale of its securities so registered.

3.7         Participation in Underwritten Public Offerings. (a) No Shareholder may participate in any Underwritten Public Offering hereunder unless such Shareholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that such Shareholder will not be required to sell more than the number of Registrable Securities that the Shareholder has requested the Company to include in any such offering), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up or Holdback Agreements and other documents reasonably required under the terms of such underwriting arrangements, so long as such provisions are substantially the same for all selling shareholders, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification. Notwithstanding the foregoing, the liability of such Shareholder participating in such an Underwritten Public Offering will be limited to an amount equal to the amount of net proceeds attributable to the sale of such Shareholder’s Registrable Securities (after deducting Selling Expenses).

(b)         If a Shareholder is participating in any registration hereunder, it agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person receives copies of a supplemented or amended prospectus as contemplated by such Section 3.4(e).

3.8         Piggyback Registration. (a) If the Company at any time proposes to effect an Underwritten Public Offering of its Common Shares for its own account or the account of any Shareholder (other than (i) pursuant to any Demand Registration or (ii) pursuant to a registration on Form S-4 or S-8 or any successor or similar forms) (a “Piggyback Registration”), the Company will give written notice at least ten Business Days prior to the anticipated launch of such Underwritten Public Offering to each Shareholder holding Registrable Securities, which notice will set forth the Company’s intention to effect the Underwritten Public Offering and the rights of each of such Shareholder under this Section 3.8 and will offer each of such Shareholder, as applicable, the opportunity to sell in such Underwritten Public Offering the number of Registrable Securities as each may request, subject to the restrictions on transfers herein and the provisions of this Section 3.8. Upon the request of any such Shareholder made within seven Business Days after the receipt of notice from the Company (which request must specify the number of Registrable Securities intended to be sold by such Shareholder), the Company will use its reasonable best efforts to include in the Underwritten Public Offering all Registrable Securities that any such Shareholder has requested to sell.

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(b)         The Company will be liable for and pay all Registration Expenses in connection with any Piggyback Registration.

(c)         If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the sole or managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of Common Shares proposed to be included in such registration, including all Registrable Securities and all other Common Shares proposed to be included in such underwritten offering, exceeds the Maximum Offering Size, the Company will include in such registration (i) first, the number of Common Shares that the Company proposes to sell, (ii) second, the number of Common Shares requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities initially requested to be sold by each such holder in such offering or in such manner as they may otherwise agree, and (iii) third, the number of Common Shares requested to be included therein by holders of Common Shares (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(d)         If a Piggyback Registration is initiated as an Underwritten Public Offering on behalf of holders of Common Shares to whom the Company has a contractual obligation to facilitate such offering, and the sole or managing underwriter advises the Company in writing that in its opinion the number of securities proposed to be included in such registration, including all such Common Shares and all Registrable Securities proposed to be included in such offering, exceeds the Maximum Offering Size, the Company will include in such registration (i) first, the number of such Common Shares and Registrable Securities requested to be included therein by the holders thereof pro rata among such holders on the basis of the number of securities initially requested to be sold by each such holder or in such manner as they may otherwise agree and (ii) second, the number of Common Shares requested to be included therein by other holders of Common Shares, allocated among such holders in such manner as they may agree.

(e)         If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company will select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(f)         No registration of Registrable Securities effected pursuant to a request under this Section 3.8 will be counted as a Demand Registration.

3.9         Preservation of Rights. As long as a Shareholder holds Registrable Securities, the Company will not grant to any Person any registration or similar rights that are more favorable in any material respect or inconsistent with the rights granted hereunder without the prior written consent of such Shareholder (which consent will not be unreasonably withheld, delayed or conditioned).

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3.10       Rules 144 and 144A. (a) The Company will use its reasonable best efforts to, upon the request of any Shareholder, make publicly available such information as necessary to permit sales pursuant to Rule 144, and will use reasonable best efforts to take such further action as such Shareholder may reasonably request, all to the extent required from time to time to enable such Person to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of such Shareholder, the Company will deliver to such Person a written statement as to whether it has complied with such information requirements.

(b)         The Company will not issue new certificates or record any book-entry for Restricted Shares without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144 or (ii) (A) otherwise permitted under the Securities Act, (B) the holder of such shares has delivered to the Company an opinion of counsel to such effect, which opinion and counsel are reasonably satisfactory to the Company, and (C) the holder of such shares expressly requests the issuance of such certificates or book-entry shares in writing.

(c)         The Company will cooperate, to the extent commercially reasonable, with any Shareholder who will sell or otherwise transfer any Registrable Securities pursuant to Rule 144A, if available, and will provide to such Shareholder such information as such Shareholder will reasonably request.

4.            INDEMNIFICATION; CONTRIBUTION. (a) The Company will, to the fullest extent permitted by Law, indemnify and hold harmless each Shareholder of Registrable Securities, any Person who is or might be deemed to be a “controlling person” of such Shareholder or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such Person, a “Controlling Person”), their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, employees, agents, Affiliates and shareholders, and each other Person, if any, who acts on behalf of or controls any such Shareholder or Controlling Person (each of the foregoing, a “Covered Person”) against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities Laws, any equivalent non-U.S. securities Laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in or incorporated by reference in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act) or any amendment thereof or supplement thereto or any document incorporated by reference therein, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities Laws or any rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities, and the Company will reimburse each Covered Person for any legal or other expenses reasonably incurred by such Covered Person in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that the Company will not be so liable in any such case to the extent that any loss, claim, action, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in any such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act) or any amendment thereof or supplement thereto or any document incorporated by reference therein in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. This indemnity will be in addition to any liability the Company may otherwise have.

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(b)         In connection with any registration in which a Shareholder of Registrable Securities is participating, each such Shareholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will, to the fullest extent permitted by Law, indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person against any losses, claims, actions, damages, liabilities and expenses, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, any state blue sky securities Laws, any equivalent non-U.S. securities Laws or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act ) or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in the case of each of clauses (i) and (ii), only to the extent that such untrue statement or alleged untrue statement, or omission or alleged omission, is made in such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act) or any amendment thereof or supplement thereto in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder will reimburse the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a Controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, action, damage or liability; provided that the obligation to indemnify pursuant to this Section 4(b) will be individual and several, not joint and several, for each participating Shareholder and will not exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Shareholder in the sale of Registrable Securities to which such Registration Statement or prospectus relates. This indemnity will be in addition to any liability which such Shareholder may otherwise have.

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(c)         Any Person entitled to indemnification hereunder will give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that any failure or delay to so notify the indemnifying party will not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced by reason of such failure or delay. In case a claim or an action that is subject or potentially subject to indemnification hereunder is brought against an indemnified party, the indemnifying party will be entitled to participate in and will have the right, exercisable by giving written notice to the indemnified party as promptly as practicable after receipt of written notice from such indemnified party of such claim or action, to assume, at the indemnifying party’s expense, the defense of any such claim or action, with counsel reasonably acceptable to the indemnified party; provided that any indemnified party will continue to be entitled to participate in the defense of such claim or action, with counsel of its own choice, but the indemnifying party will not be obligated to reimburse the indemnified party for any fees, costs and expenses subsequently incurred by the indemnified party in connection with such defense unless (i) the indemnifying party has agreed in writing to pay such fees, costs and expenses, (ii) the indemnifying party has failed to assume the defense of such claim or action within a reasonable time after receipt of notice of such claim or action, (iii) having assumed the defense of such claim or action, the indemnifying party fails to employ counsel reasonably acceptable to the indemnified party or to pursue the defense of such claim or action in a reasonably vigorous manner, (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, or (v) the indemnified party has reasonably concluded that there may be one or more legal or equitable defenses available to it and/or other any other indemnified party which are different from or additional to those available to the indemnifying party. Subject to the proviso in the foregoing sentence, no indemnifying party will, in connection with any one claim or action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees, costs and expenses of more than one firm of attorneys (in addition to any local counsel) for all indemnified parties. The indemnifying party will not have the right to settle a claim or action for which any indemnified party is entitled to indemnification hereunder without the consent of the indemnified party, and the indemnifying party will not consent to the entry of any judgment or enter into or agree to any settlement relating to such claim or action unless such judgment or settlement does not impose any admission of wrongdoing or ongoing obligations on any indemnified party and includes as an unconditional term thereof the giving by the claimant or plaintiff therein to such indemnified party, in form and substance reasonably satisfactory to such indemnified party, of a full and final release from all liability in respect of such claim or action. The indemnifying party will not be liable hereunder for any amount paid or payable or incurred pursuant to or in connection with any judgment entered or settlement effected with the consent of an indemnified party unless the indemnifying party has also consented to such judgment or settlement (such consent not to be unreasonably withheld, conditioned or delayed).

(d)         If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to, or unenforceable by, an indemnified party in respect of any loss, claim, action, damage, liability or expense referred to herein, then the applicable indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, action, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements, omissions or violations which resulted in such loss, claim, action, damage, liability or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other federal or state securities Law or rule or regulation promulgated thereunder applicable to the Company and relating to any action or inaction required of the Company in connection with any registration of securities was perpetrated by the indemnifying party or the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, omission or violation. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in this Section 4(d). In no event will the amount which a Shareholder of Registrable Securities may be obligated to contribute pursuant to this Section 4(d) exceed an amount equal to the net proceeds (after deducting Selling Expenses) actually received by such Shareholder in the sale of Registrable Securities that gives rise to such obligation to contribute. No indemnified party guilty or liable of fraudulent misrepresentation within the meaning of Section 4(f) of the Securities Act will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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(e)         The provisions of this Article 4 will remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party or any officer, director or Controlling Person of such indemnified party and will survive the transfer of any Registrable Securities by any Shareholder.

5.           MISCELLANEOUS

5.1         Effective Date; Termination. (a) This Agreement will become effective upon the Closing (the “Effective Date”).

(b)         This Agreement will terminate, except for this Article 5 and as otherwise provided in this Agreement, on the earlier of: (i) the fifth anniversary of the expiration of the First Lock-Up Period, at 11.59 p.m., New York time on such date (except to the extent required to give full effect to the right of any Shareholder under any Demand Registration that was validly exercised prior to such time), (ii) as to each Shareholder, the date that such Shareholder party to this Agreement no longer owns any Registrable Securities, and (iii) as to each Shareholder, upon the written consent of the Company and such Shareholder.

5.2         Expenses. Except as otherwise provided herein, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such expenses.

5.3         Notice. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement must be in writing and be given by hand delivery, email, facsimile or next Business Day courier to the affected Party at the addresses and facsimile numbers set forth below or at such other addresses or facsimile numbers as such Party may have provided to the other Parties in accordance herewith. Such notices will be deemed given at the time personally delivered (if delivered by hand with receipt acknowledged), upon issuance by the transmitting machine of confirmation that the number of pages constituting the notice has been transmitted without error and confirmed telephonically (if sent by email or facsimile), and the first Business Day after timely delivery to the courier (if sent by next-Business Day courier specifying next-Business Day delivery).

(a)          If to the Company, to:

Diamond S Shipping, Inc.
33 Benedict Place
Greenwich, CT 06830
Attention: Craig Stevenson
Email: cstevenson@diamondshipping.com

With a copy (which will not constitute notice) to:

Jones Day
250 Vesey Street
New York, New York 10281
Attention: Robert Profusek, Esq.
Email: raprofusek@jonesday.com

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(b)         If to a Shareholder, to the address and other contact information set forth on the signature page of such Shareholder.

5.4         Interpretation. This Agreement has been freely and fairly negotiated among the Parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party because of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article or Section, such reference will be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” “$” refers to U.S. dollars. Words used in the singular form in this Agreement will be deemed to include the plural, and vice versa, as the context may require. If the date upon or by which any Party is required to perform any covenant or obligation hereunder falls on a day that is not a Business Day, then such date of performance will be automatically extended to the next Business Day thereafter. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) the use in this Agreement of a pronoun in reference to a Party includes the masculine, feminine or neuter, as the context may require, and (iii) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. All Exhibits hereto will be deemed part of this Agreement and included in any reference to this Agreement. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented (and, in the case of any Law, the rules and regulations promulgated thereunder), including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws.

5.5         Governing Law. This Agreement, any claims, causes of actions or disputes (whether in contract or tort) based upon, arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement will be governed by and construed in accordance with the Laws applicable to contracts made and to be performed entirely in the State of New York, United States of America, without regard to any applicable conflict of Laws principles. The Parties agree that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement will only be brought in any United States District Court located in New York County, New York so long as such court has subject matter jurisdiction over such action, or alternatively in any New York State Court located in New York County, New York if the aforesaid United States District Courts do not have subject matter jurisdiction, and that any cause of action arising out of this Agreement will be deemed to have arisen from a transaction of business in the State of New York, and each of the Parties hereby irrevocably consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such action and irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such action in any such court or that any such action which is brought in such court has been brought in an inconvenient forum. Process in any such action may be served on any Party anywhere in the world, whether within or without the jurisdiction of such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 5.5 will be deemed effective service of process on such Party. In the event of litigation relating to this Agreement, the non-prevailing Party will be liable and pay to the prevailing Party the reasonable costs and expenses (including attorney’s fees) incurred by the prevailing Party in connection with such litigation, including any appeal therefrom.

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5.6         Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, that monetary damages may be inadequate and that a Party may have no adequate remedy at Law. Notwithstanding Section 5.5, the Parties accordingly agree that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in action instituted in a United States District Court located in New York County, New York, this being in addition to any other remedy to which such Party is entitled at Law or in equity. In the event that a Party seeks in equity to enforce the provisions of this Agreement, no Party will allege, and each Party hereby waives the defense or counterclaim that, there is an adequate remedy at Law.

5.7         Successors and Assigns; Assignment. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties hereto. This Agreement may not be assigned by (a) the Company without the prior written consent of each Shareholder except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially of the Company’s assets or similar transaction, provided that if the successor or acquiring Person has publicly traded common stock, such Person will agree in writing to assume all of the Company’s rights and obligations under this Agreement, or (b) a Shareholder without the prior written consent of the Company, except that each Shareholder may assign its rights and obligations without such consent in connection with a transfer of its Shares to an Affiliate of such Shareholder, including any Affiliated fund.

5.8         Amendment and Waiver. No amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against the Company, unless it is approved in writing by the Company, and no amendment, waiver or other modification of, or consent under, any provision of this Agreement will be effective against a Shareholder unless it is approved in writing by such Shareholder. No waiver of any breach of any agreement or provision herein contained will be deemed a waiver of any preceding or succeeding breach thereof or of any other agreement or provision herein contained. The failure or delay of any of the Parties to assert any of its rights or remedies under this Agreement will not constitute a waiver of such rights nor will it preclude any other or further exercise of the same or of any other right or remedy.

5.9         No Third-Party Beneficiaries. Except as provided in Article 4, this Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied will give or be construed to give any Person, other than the Parties and such assigns, any legal or equitable rights hereunder.

5.10       Entire Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, representations and undertakings, both written and oral, among the Parties with respect to the subject matter hereof and thereof.

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5.11       Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy in any jurisdiction, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions and the intention of the Parties with respect to the transactions contemplated hereby is not affected in any manner materially adverse to any of the Parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

5.12       Independent Nature of Shareholders’ Obligations and Rights. The rights and obligations of each Shareholder hereunder are several and not joint with the rights and obligations of any other Shareholder hereunder. No Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder, nor shall any Shareholder have the right to enforce the rights or obligations of any other Shareholder hereunder. The obligations of each Shareholder hereunder are solely for the benefit of, and shall be enforceable solely by, the Company. The decision of each Shareholder to enter into this Agreement has been made by such Shareholder independently of any other Shareholder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated by this Agreement, and the Company acknowledges that the Shareholders are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.

5.13       Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same agreement. This Agreement may be executed by any Party by means of a facsimile, email or PDF transmission of an originally executed counterpart, the delivery of which facsimile, email or PDF transmission will have the same force and effect, except as specified in any document executed and delivered pursuant to the immediately preceding sentence, as the delivery of the originally executed counterpart.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

[SpinCo]

By:
Name:
Title:

Signature Page to the Resale and Registration Rights Agreement

[DUPLICATE FOR SHAREHOLDERS]

By:
Name:
Title:

Address for Notices:

[____]
Attention: [____]
Email: [____]

With a copy (which will not constitute notice) to:

Signature Page to the Resale and Registration Rights Agreement

Exhibit A

JOINDER TO THE RESALE AND REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Resale and Registration Rights Agreement, dated as of [—] (as the same may be amended from time to time, the “Resale and Registration Rights Agreement”), between [SpinCo] and each of the Shareholders party thereto (on its own behalf). Capitalized terms used, but not defined, herein will have the meaning assigned to such terms in the Resale and Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party will be deemed to be a party to the Resale and Registration Rights Agreement as of the date hereof and will have all of the rights and obligations of a Specified Shareholder thereunder as if it had executed the Resale and Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Resale and Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ______________, ______
[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices: